April 3, 1997


Mortgage Capital Funding, Inc.
399 Park Avenue
New York, New York  10043


               Re:    Mortgage Capital Funding, Inc.
                      Mortgage Pass-Through Certificates
                      Registration Statement on Form S-3


Ladies and Gentlemen:

      We have acted as counsel for Mortgage Capital Funding, Inc., a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Registrant on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") with respect to the Registrant's Mortgage Pass-Through Certificates (the "Certificates") to be issued from time to time. The Registration Statement relates to the registration under the Act of Certificates that will evidence interests in trust funds as described in the Registration Statement. The Certificates are issuable in one or more series (each a "Series") under separate pooling and servicing agreements among the Registrant, the Master Servicer named therein, the Special Servicer (if any) named therein, the REMIC Administrator (if any) named therein and the Trustee named therein. The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

      In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and

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Mortgage Capital Funding, Inc.
April 3, 1997
Page 2


(e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

      Based upon the foregoing, we are of the opinion that the description set forth under the captions "Material Federal Income Tax Consequences" in the Prospectus and "Certain Federal Income Tax Consequences" in the Prospectus Supplement included as a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment of an investment in the Certificates to investors that are United States Persons (as defined in the Prospectus), as of the date hereof, and, where expressly indicated therein, to investors that are not United States Persons.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the use of our name under the heading "Certain Federal Income Tax Consequences" and, as special tax counsel to the Registrant, under the heading "Legal Matters" in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

      We express no opinion as to any laws other than the federal laws of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.


                                                   Very truly yours,

                                                   /s/ Sidley & Austin